Exhibit (10.2)

TERMS AND CONDITIONS OF
2018 RESTRICTED STOCK UNIT AWARD - CLIFF VESTING

This Restricted Stock Unit Award is granted by the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors (the “Board”) of S&P Global Inc., a New York corporation (“S&P Global”), on behalf of S&P Global with an award date in 2018 that is the first business day of the month specified by the Committee (the “Award Date”).
WHEREAS, the Board has designated the Committee to administer the S&P Global Inc. 2002 Stock Incentive Plan, as amended and restated (the “Plan”); with respect to certain employees of the Company;
WHEREAS, capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan;
WHEREAS, the Committee has determined that the Employee should be granted a Restricted Stock Unit Award under the Plan for the number of Restricted Stock Units (“Units”) as specified in the cover page to this Award document; and
WHEREAS, the Employee is accepting the Restricted Stock Unit Award subject to the terms and conditions set forth below:
1. Grant of Award: The grant of this Restricted Stock Unit Award (the “Award”) is subject to the terms and conditions hereinafter set forth with respect to the Units covered by this Award. Payment will be made in the number of shares of Stock corresponding to the number of Units vested hereunder, with each Unit corresponding to one share of Stock, together with an amount in cash equal to the value of the Dividend Equivalents on such shares.
Upon grant of the Award, no stock or other certificate representing said Units or the shares of Stock represented thereby will be issued to or registered in the name of the Employee. The

Exhibit (10.2)

ultimate receipt of the shares of Stock by the Employee and payment of cash equal to the value of the Dividend Equivalents thereon is contingent upon requirements set forth herein.
The Employee does not have an absolute right to receive a fixed or determinable amount at the inception of the “Award Period”, which refers to the period beginning on the Award Date and ending on the third anniversary of the Award Date.
2. Restrictions. Pursuant to the vesting schedule provided below, the restrictions on the Units covered by this Award shall lapse and such Units shall vest in two installments (the “Installments”) on each of the second and third fiscal-year end dates (i.e., December 31) following the Award Date (each, an “Installment Vesting Date”, and collectively, the “Installment Vesting Dates”), following completion of the mandatory restriction period beginning on the Award Date (and subsequently, the second anniversary of the Award Date) and ending on the day prior to the applicable Installment Vesting Date (the “Restriction Period”); provided that, for any given Installment, the Employee remains an employee of the Company during the entire Restriction Period relating to such Installment.

Installment	Restriction Period for Installment	Installment Vesting Dates and When Installment’s Restrictions Lapse

30%	Award Date through and including 12/30/2019	12/31/2019
70%	12/31/2019 through and including 12/30/2020	12/31/2020
3. Distribution Following Restriction Period. If the Employee remains an employee of the Company through the last day of the applicable Restriction Period, the Units vesting in the Installment, together with any Dividend Equivalents earned thereon (as determined in accordance with Section 6 hereof), shall be paid to the Employee on a date (the “Payment Date”) (a) no later than the end of January following the month of December during which the Installment vests and the restrictions lapse, with respect to U.S. Employees, or (b) as soon as reasonably practicable

Exhibit (10.2)

following the month during which the Installment vests and the restrictions lapse, with respect to non-U.S. Employees. The Units payable to the Employee upon the vesting of each Installment shall be converted into shares of Stock and such shares shall be delivered to the Employee on the applicable Payment Date. Any Dividend Equivalents that have been earned with respect to such shares shall be paid in cash on the applicable Payment Date.
Before payment is made to the Employee, the Company shall be entitled to withhold all applicable Federal, state and local income taxes. The Company shall be entitled to hold back a sufficient number of the shares and cash which would otherwise be delivered to the Employee to satisfy such required withholding obligation.
In the event, however, that the Company does not withhold applicable taxes, the Employee shall indemnify the Company for any loss sustained by the Company from the failure to satisfy such withholding obligations, and the Employee shall, upon request, provide the Company with satisfactory evidence that the Employee has satisfied such obligations.
4. Termination of Employment Prior to Restriction Period. In the event of the termination of the Employee’s employment with the Company prior to the end of the Restriction Period for any Installment due to Normal Retirement, Early Retirement, Disability under the Company’s or one of its subsidiaries’ retirement or disability plans or death, the Employee shall be eligible to vest in a pro rata portion of the unvested Units underlying the Award. In the event of the Employee’s termination of employment by the Company other than for Cause, with the approval of the Committee, the Employee shall continue to vest in any Installment of the Award that would otherwise vest prior to the end of any period in respect of which the Employee receives Separation Pay, as defined in the severance program in which the Employee participates (such period, the “Separation Period”), and the Employee shall be eligible to receive payment of a pro rata portion of any remaining unvested Installments of the Award; provided, however, that such continued vesting during the Separation Period and payment of the remaining pro rata portion shall be subject to the Employee’s

Exhibit (10.2)

execution and non-revocation of a release in a form to be provided by the Company (the “Release”), releasing the Company and its affiliates and certain other persons and entities from certain claims and other liabilities, which Release must be effective and irrevocable within the time specified in the Release.
Except as provided in Section 5 hereof, in the event the Employee voluntarily resigns his or her employment with the Company or is involuntarily terminated by the Company for Cause prior to end of any Restriction Period, the Employee shall forfeit the right to any Units underlying any unvested Installments and any Dividend Equivalents with respect to such Units.
(a)    Determination of Pro Rata Award Opportunity. The pro rata portion of the unvested Installments of the Award to be received by the Employee, if he or she terminates because of Normal Retirement, Early Retirement, Disability under the Company’s or one of its subsidiaries’ retirement or disability plans, or death, shall be determined by multiplying the number of the unvested Units of the Award by a fraction, the numerator of which is the number of full calendar days during the Award Period for which the Employee was employed, reduced by the number of full calendar days during the Award Period occurring prior to the most recently completed Installment Vesting Date (if any), and the denominator of which is the number of full calendar days during the Award Period, reduced by the number of full calendar days during the Award Period occurring prior to the most recently completed Installment Vesting Date (if any). The pro rata portion of the unvested Installments of the Award to be received by the Employee if he or she terminates with the approval of the Committee, in connection with a termination by the Company other than for Cause, shall be determined as of the end of the Separation Period by multiplying the number of the unvested Units of the Award at such time by a fraction, the numerator of which is the number of full calendar days during the Award Period occurring prior to the end of the Separation Period, reduced by the number of full calendar days during the Award Period occurring prior to the

Exhibit (10.2)

most recently completed Installment Vesting Date (if any) occurring immediately prior to the end of the Separation Period, and the denominator of which is the number of full calendar days during the Award Period, reduced by the number of full calendar days during the Award Period occurring prior to the most recently completed Installment Vesting Date (if any).
(b)    Distribution of Pro Rata Award.
(i)     Termination Other Than for Death. In the event of the termination of the Employee’s employment with the Company prior to the end of any Restriction Period other than for death (including, without limitation, Normal Retirement, Early Retirement, Disability under the Company’s or one of its subsidiaries’ retirement or disability plans, or other than for Cause), the Employee’s pro rata portion of the Award otherwise determined to have matured shall be delivered to the Employee on the regularly scheduled Payment Date. For the avoidance of doubt, in the case of a termination by the Company other than for Cause with the approval of the Committee, if the Employee does not execute a Release or a Release does not become effective and irrevocable in its entirety prior to the expiration of the time specified in the Release, the Employee shall not be entitled to any payments pursuant to this Section 4.
(ii)     Termination for Death. In the event of the termination of the Employee’s employment with the Company prior to the end of any Restriction Period due to death, the Employee’s pro rata portion of the Award shall be delivered to the beneficiary designated by the Employee (or if the Employee has not designated a beneficiary, to the representative of the Employee’s estate), or where additional time is needed for administrative reasons, at such later time as is permitted under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
5. Change in Control. In the event of a Change in Control, as that term is defined under Section 11 of the Plan, prior to the end of any Restriction Period of the Award, to the extent the

Exhibit (10.2)

successor company (or a subsidiary or parent thereof) does not assume or provide a substitute for the Award on substantially the same terms and conditions, the Award shall become unrestricted and fully vested and the Units that become so vested shall be distributed pursuant to Section 3 on the regularly scheduled Payment Dates. To the extent the successor company (or a subsidiary or parent thereof) assumes or provides a substitute for the Award on substantially the same terms and conditions, the existing vesting schedule will continue to apply, provided, however, that, if within 24 months following the date of a Change in Control, the Employee’s employment with the Company is terminated without Cause or due to Normal Retirement, Early Retirement, Disability under the Company’s or one of its subsidiaries’ retirement or disability plans, or death, the Award shall become unrestricted and fully vested and distributed (x) pursuant to Section 3 on the regularly scheduled Payment Dates or (y) in the case of the termination of the Employee’s employment with the Company due to death, within 60 days following the date of the Employee’s death to the beneficiary designated by the Employee (or if the Employee has not designated a beneficiary, to the representative of the Employee’s estate) , or where additional time is needed for administrative reasons, at such later time as is permitted under Section 409A of the Code.
6. Voting and Dividend Rights. Prior to the delivery of any shares of Stock covered by this Award, the Employee shall not have the right to vote or to receive any dividends with respect to such shares. Notwithstanding the foregoing, dividend equivalents will be earned on Units underlying the Award for the period beginning on the Award Date and ending on the last day of the Restriction Period applicable to the Units (or, if applicable, the date of payment in accordance with Section 4(b)(ii) hereof), which Dividend Equivalents shall be paid in cash on the applicable Payment Date (or the date of payment in accordance with Section 4(b)(ii) hereof), subject to the additional requirements set forth in this Award Document.
7. Transfer Restrictions. This Award and the Units and Dividend Equivalents are nontransferable (other than by will or by the laws of descent and distribution), and may not be

Exhibit (10.2)

transferred, sold, assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. Any attempt to effect any of the foregoing shall be null and void.
8. Miscellaneous. The terms of this Award document (a) shall be binding upon and inure to the benefit of any successor to the Company, (b) shall be governed by the laws of the State of New York, and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Company and the Employee. Consent on behalf of the Company may only be given through a writing signed, dated and authorized by the Executive Vice President of Human Resources for S&P Global Inc., which directly refers to this Agreement. No other modifications to the terms of this Award document are valid under any circumstances. No contract or right of employment shall be implied by this Award document. If this Award is assumed or a new award is substituted therefore in any corporate reorganization employment by such assuming or substituting corporation or by a parent corporation or subsidiary thereof shall be considered for all purposes of this Award to be employment by the Company.
9. Securities Law Requirements. The Company shall not be required to issue shares of Stock in settlement of or otherwise pursuant to this Award unless and until (a) such shares have been duly listed upon each stock exchange on which the Stock is then registered; (b) a registration statement under the Securities Act of 1933 as amended, with respect to such shares is then effective; and (c) the issuance of the shares would comply with such legal or regulatory provisions of such countries or jurisdictions outside the United States as may be applicable in respect of this Award. This Award shall be subject to the requirements of the Senior Executive Pay Recovery Policy of S&P Global or the S&P Ratings Services Pay Recovery Policy (as applicable, the “Policy”) and all shares of Stock or other amounts paid or payable to the Employee under or in respect of the Award shall, if applicable, be subject to recovery or other action pursuant to and as, and to the extent, provided by the applicable Policy (or any successor policy or requirement), as in effect from time to time.

Exhibit (10.2)

This Award shall be subject to the requirements of the S&P Global Inc. Securities Disclosure Policy and the S&P Global Inc. Securities Trading Policy, each as in effect from time to time, and a Participant, by accepting the Award, acknowledges and agrees that employee information, including financial information, may be collected by the Company, subject to applicable local data protection and employment law and the S&P Global Inc. Employee Privacy Policy (as in effect from time to time), in connection with its administration of these policies or complying with regulatory requirements. By accepting the Award, a Participant agrees to submit their personal data, including financial information, and consents to the collection, transfer, retention or otherwise processing of such data by S&P Global Inc. and/or a third party service provider that may not be located in the same jurisdiction as the Participant.
10. Section 409A. This Award is intended to provide for the “deferral of compensation” within the meaning of Section 409A(d)(1) of the Code and to meet the requirements of Section 409(a)(2), (3) and (4) of the Code, and it shall be interpreted and construed in accordance with this intent.
11. Incorporation of Plan Provisions. This Award is made pursuant to the Plan and the provisions of said Plan shall apply, except where otherwise specifically noted herein, as if the same were fully set forth herein.